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                                                                      Exhibit 23
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (33-55135, 33-54717, 333-56725, 333-53853, 333-67805 and 333-74661) on Form S-3,
the registration statement (333-81943) on Form S-4, and the registration statements (333-38961, 33-54301, 33-51403, 33-32429, 33-32323, 33-30171 and
2-93179) on Form S-8 of our report dated February 16, 2000, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation, the consolidated financial statements of Federal-Mogul Ignition Company (and the Cooper Automotive division of Cooper Industries, Inc., its predecessor) and the consolidated financial statements of Federal-Mogul Products, Inc. (and the Moog Automotive division of Cooper Industries, Inc., its predecessor), all of which are included in Federal-Mogul Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ Ernst and Young LLP
    Detroit, Michigan
    March 15, 2000